                                                                 EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is hereby made and entered into as of the 15th day of August, 2005, by and between DIRECT GENERAL CORPORATION, a Tennessee corporation ("Company") and J. TODD HAGELY, a natural person residing in the state of Tennessee ("Employee"). Company and Employee are entering into this Agreement in order to set forth, in definitive written form, their respective rights and obligations in what each of them intends to be a long-term, mutually beneficial and amicable employment relationship. Consideration for this Agreement consists of the employment of Employee, and the agreements and undertakings herein made by the parties. The sufficiency, adequacy and receipt of said consideration are by execution hereof acknowledged by Company and by Employee, each of which enters into this Agreement with the intention of being bound hereby and agrees as follows:

         1. EMPLOYMENT. Company hereby employs Employee as a Senior Vice President and Chief Financial Officer of Direct General Corporation, and Employee hereby accepts such employment.

         2. TERM. Unless terminated pursuant to Section 12, Employee's term of employment as a Senior Vice President and Chief Financial Officer of Direct General Corporation on the terms hereinafter set forth shall be for a period of five (5) years (the "Term") beginning on August 15, 2005.

         3. EXCLUSIVITY. Employee shall devote all of his time during reasonable business hours to performance of his duties under this Agreement. Nothing herein shall restrict Employee, with the Company's prior written consent (which the Company shall not unreasonably withhold, it being the belief of the parties that Employee's service on a reasonable number of such boards furthers his interests and the Company's interests) from service on charitable or civic organization boards of directors. It is further understood that Employee may be elected to serve as an officer or director by appropriate corporate action of the Company or any one or more of the Company's affiliates and, if elected, will so serve without additional salary or other compensation.

         4. DUTIES AND RESPONSIBILITIES. Employee will render services customarily performed by and consistent with the title of a Senior Vice President and Chief Financial Officer. Employee's duties and responsibilities will include (but not by way of limitation) those set forth on Exhibit "A" to this Agreement and he shall use his good faith and diligent efforts to perform such duties and responsibilities set forth on Exhibit "A" hereto and such other duties and responsibilities as the Board of Directors, Chief Executive Officer or President shall prescribe. As used throughout this Agreement, the terms "Board of Directors" or "Board," the terms "Chief Executive Officer" or "CEO" and the term "President" shall mean the Board, CEO or President of the Company.

                  So long as Employee is employed by the Company, whether within the Term of this Agreement or otherwise, and for a period of twelve (12) months following Employee's termination of employment for any reason, Employee shall not make any statement that is disparaging about the Company, any of its officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the businesses of the Company or its affiliates. During the same period Employee will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

         5. ANNUAL BASE SALARY. During the term of Employee's employment hereunder, the Company or an affiliate of the Company will pay Employee a base salary of One Hundred and Eighty Thousand Dollars ($180,000) per year, payable as nearly as practical in equal installments and with the frequency then used by the Company in paying its and its affiliates' other full-time employees. It is intended by the parties that base salary and other compensation herein provided shall compensate Employee for all services rendered as a Senior Vice President and Chief Financial Officer and any other position he may serve as director or officer of the Company and its affiliates.

                  (a) Six-Month Review. The Board of Directors or the Compensation Committee of the Board of Directors shall, on or around February 15, 2006, increase such base salary to $190,000 if appropriate based on a review of employees attainment of established goals and objectives. In framing the decision on whether to increase the base salary to be paid to Employee, the Board or Compensation Committee shall take into account Employee's performance of the duties and responsibilities listed on Exhibit "A" hereto, his contribution toward the attainment of the Company's goals and objectives as may be determined from time to time by the Board of Directors, Chief Executive Officer or President and other identified goals and objectives as determined by the Chief Executive Officer or President.

                  (b) Annual Review. The Board of Directors or the Compensation Committee of the Board of Directors of the Company shall annually review such base salary and may increase or decrease such annual base salary, but shall not decrease it to less than $180,000.

         6. Stock Options. Subject to the discretion and approval of the Board of Directors or the Compensation Committee, during the term of Employee's employment hereunder, the Company will grant to Employee Incentive Stock Options ("ISOs") for the purchase of Twenty Thousand (20,000) shares of common stock of the Company. Unless otherwise determined by the Board of Directors or the Compensation Committee in accordance with the Plan (defined below), the per share exercise price for said ISOs shall be equal to the fair market value (as defined in the Plan) of the Company's common stock on the date of grant. The vesting schedule and other terms of the said ISOs shall be determined by the Company's Board of Directors or the Compensation Committee, and shall be determined in accordance with the terms of the Company's 2003 Equity Incentive Plan (the "Plan").

         7. EMPLOYEE AND FRINGE BENEFITS. During the term of this Agreement, Company or an affiliate shall:

                  (a) Provide Employee the opportunity to participate in the same medical, health, hospitalization and other insurance coverage and retirement plans in which Company or its affiliates provide to their other full-time employees the opportunity to participate;

                  (b) allow Employee to take Paid Time Off (which includes vacation days) in the same manner as is provided for other senior officers of the Company and its affiliates; and

                  (c) reimburse Employee for reasonable out-of-pocket expenses he incurs on behalf of himself or the Company in connection with his performance of his duties and responsibilities of his employment under this Agreement, subject to the applicable reimbursement policy in effect at the time.

         8. INCENTIVE COMPENSATION. The Board of Directors or the Compensation Committee shall, annually consider, but not be obligated to pay, an incentive payment to Employee to be paid in one lump sum, payable promptly after action by the Board or Compensation Committee and subject to a maximum of fifty percent (50%) of Employee's base annual salary. In framing its decision on the amount of incentive compensation to be paid to Employee, if any, the Board or Compensation Committee shall take into account Employee's performance of the duties and responsibilities listed on Exhibit "A" hereto, his contribution toward the attainment of the Company's goals and objectives as may be determined from time to time by the Board of Directors, Chief Executive Officer or President, which objectives may be established in connection with any executive cash bonus plan adopted by the Board of Directors or Compensation Committee under the 2003 Equity Incentive Plan or otherwise, and the Company's profitability. No incentive compensation shall become payable hereunder until and unless the Board of Directors or the Compensation Committee shall award it.

         9. USE OF EMPLOYEE'S NAME, ETC. Employee hereby grants the Company and its affiliates the right during the term of this Agreement to make use of, and to permit others to make use of the, Employee's name, pictures, photographs, and other likenesses, and voice, in connection with the advertising, publicity and exploitation of any Company or affiliate's products, or in connection with the use or implementation of any of the Employee's services hereunder or the proceeds thereof. The right to use any of the foregoing shall continue as a non-exclusive and non-compensable right for one (1) year after termination of Employee's employment with Company by Employee's resignation or termination of such employment by Company for cause, and for six (6) months following termination of Employee's employment by the Company without cause; provided, however, in such event, Company shall not, directly or indirectly, represent Employee as endorsing any product or service without the Employee's written consent, which shall not be unreasonably withheld.

         10. INSURANCE. Employee shall cooperate with the Company if it applies for, in its own name or otherwise, but at its expense, keyman life, health, accident or other insurance covering Employee, and acknowledges that the Company may do so for any amount that it deems desirable. Unless otherwise agreed, Employee and his family will have no right, title or interest in or to such insurance. Employee shall, if requested, assist the Company in procuring such insurance by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as insurer may require.

         11. RECORDS. Upon termination of this Agreement, Employee shall not be entitled to keep or preserve any record, document or other instrument of Company, or any copy thereof, or any other property owned or leased by Company or any affiliate and shall return all such property to the Company.

         12. TERMINATION.

                  (a) For Cause. Company may terminate employment of Employee "for cause" upon the occurrence of any of the following:

                           (i) Employee's refusal to perform, or failure to satisfactorily perform, in a normal business manner those duties assigned to him by the Board of Directors, Chief Executive Officer or President;


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

                           (ii) Employee's failure or refusal to obey and comply with the instructions, rules and regulations of Company or any affiliate as promulgated in good faith by the Board of Directors, the Chief Executive Officer or the President respecting the operations of Company or any affiliate; or

                           (iii) Employee's engaging in any unlawful conduct in connection with his duties of employment with Company or any affiliate, or any acts of dishonesty in connection therewith, conviction of a felony, or of a misdemeanor involving moral turpitude.

                           If Employee's employment terminates "for cause" as described above then this Agreement shall terminate and Employee shall receive base compensation accrued through the date of termination.

                  (b) Death or Disability. This Agreement shall terminate without other or further liability of any party hereto upon the death or permanent disability of Employee. As herein used, the term "permanent disability" shall mean physical or mental impairment of Employee to such an extent that he is thereby unable to perform his normal duties and obligations under this Agreement for a period of one hundred and twenty (120) cumulative days during any twelve (12) month period.

                  (c) Resignation. This Agreement shall terminate upon Employee's voluntary resignation without other or further liability of any party hereto, except for and to the extent that specific provisions hereof contemplate their survival following termination.

                  (d) Without Just Cause. In addition to the foregoing, Company may terminate employment of Employee at any time "without just cause". Termination "without just cause" means termination of Employee's employment by Company that is initiated by Company and is not for one of the above-enumerated reasons. If Employee's employment terminates "without just cause" as described above then this Agreement shall terminate and Employee shall receive base compensation accrued through the date of termination and a continuation of his base salary through the relevant period of non-competition imposed by Section 17(a)(ii)a) of this Agreement or the end of the Term, whichever is earlier (any continuation salary is subject to the usual and customary applicable federal and state withholding, FICA and Medicare tax deductions, and other applicable employment related deductions), but Employee shall not be entitled to receive any other compensation from the Company, unless provided for in this Agreement.

                  (e) Effect of Termination on Employee or Fringe Benefits. Upon termination of this Agreement for any reason, the Company's obligation to provide any employee or fringe benefits provided for herein shall cease, although Employee shall retain any rights provided for in any employee benefit plan document, which includes, but is not limited to, accrued Paid Time Off, if any.

                           (i)      EMPLOYEE BENEFIT PLANS. Employee's
                                    participation in all employee benefit plans shall cease in accordance with the provisions of such plan documents, except that Employee's medical, health, and hospital coverage for himself and family shall continue during any period of time that his base salary is continued pursuant to Section 12(d) (termination "without just cause") hereof, with the same premium or contribution rate payable by Employee to the Company as the Company's full time employees are required to pay to the Company for the same coverage during the same time period.

                           (ii) PAID TIME OFF. Employee shall be paid for any PTO hours accrued through the date of termination in accordance with the Company's policy for payment of PTO in effect at that time. Employee shall not accrue PTO hours during any period of time that his base salary is continued pursuant to Section 12(d) (termination "without just cause") hereof.

                           (iii) BUSINESS EXPENSES. Company shall reimburse Employee any reasonable out-of-pocket expenses he incurred on behalf of himself or the Company prior to or after termination of this Agreement, so long as such expenses are bona fide and incurred in connection with the performance of his duties and responsibilities hereunder.

         13. INVENTIONS AND CREATIONS. Employee agrees that all inventions, discoveries, improvements, ideas and other contributions (herein called collectively "Inventions") whether or not patented or patentable, copyrighted or copyrightable, or otherwise protectable in law, which are conceived, made, developed or acquired by Employee, either individually or jointly, during his employment with the Company or any affiliate and which relate in any manner to the business of the Company or any affiliate, shall belong to the Company or appropriate affiliate, and by execution hereof Employee assigns and transfers to the Company his entire right, title and interest in the Inventions.

         14. REMEDIES. Employee acknowledges that legal remedies for the breach of this Agreement would be inadequate and that in addition to other remedies provided by law or equity, upon a breach by Employee of any of the covenants contained in this Agreement, the Company or appropriate affiliate shall be entitled to an injunction against Employee prohibiting any further breach of this Agreement.

         15. AMENDMENT AND ASSIGNMENT. This Agreement may be amended only by a writing signed by both parties hereto. This Agreement, and the rights, duties and obligations shall not be assignable by Employee because the services to be rendered hereunder are unique and personal. There is no prohibition on assignment by Company to one of its affiliates, and its rights, duties and obligations hereunder shall be binding upon, and inure to the benefit of, Company and its successors and assigns.

         16. CONFIDENTIAL INFORMATION. Employee has entered into that certain Confidentiality Agreement dated as of January 22, 2003 and shall comply with said Confidentiality Agreement in accordance with its terms as related to its subject matter.

         17. NONCOMPETITION. Employee acknowledges that he has specialized knowledge and experience in the Company's or its affiliates' business, that his reputation and contacts within the industry are considered to be of great value to the Company, and that if his knowledge, experience, reputation or contacts are used to compete with the Company or any of its affiliates, then serious and irreparable harm would be caused to the Company or its affiliates.

                  (a)      Restrictions.

                           (i) Employee's Resignation. Except as otherwise provided below, if Employee voluntary resigns his employment with the Company, Employee, shall not, during the term of this Agreement and for a period of TWELVE (12) MONTHS thereafter, without prior written consent of the Company, directly or indirectly own, manage operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, any business or enterprise principally engaged in providing property/casualty insurance on nonstandard automobile risks or the financing of premiums thereof; provided that this restriction shall apply only with respect to the states in which the Company or its affiliates are providing any such services at the time this Agreement is terminated. During such TWELVE (12) MONTH PERIOD, Employee shall not solicit any employee of the Company or its affiliates to leave his/her employment with the Company or such affiliate. Nothing herein shall prevent Employee's acquiring, for investment purposes, equity interests in any such business or enterprise so long as (i) no such equity interest exceeds five percent (5%) of the investee's business or enterprise's equity and (ii) Employee does not have any relationship with such investee's business or enterprise that is otherwise restricted by this paragraph.

                           (ii)     Termination Other Than Resignation.

                                    a)       If Employee is terminated "without
                                             just cause" or for any other reason
                                             other than employee's voluntary
                                             resignation, Employee shall not,
                                             during the term of this Agreement
                                             and for a period of SIX (6) MONTHS
                                             thereafter, without prior written
                                             consent of the Company, directly or
                                             indirectly own, manage operate,
                                             finance, join, control or
                                             participate in the ownership,
                                             management, operation, financing or
                                             control of, or be connected with as
                                             an officer, director, employee,
                                             partner, principal, agent,
                                             representative, consultant or
                                             otherwise, any business or
                                             enterprise principally engaged in
                                             providing property/casualty
                                             insurance on nonstandard automobile
                                             risks or the financing of premiums
                                             thereof; provided that this
                                             restriction shall apply only with
                                             respect to the states in which this
                                             Company or its affiliates are
                                             providing any such services at the
                                             time this Agreement is terminated.
                                             For a period of TWELVE (12) MONTHS
                                             after such termination, Employee
                                             shall not solicit any employee of
                                             the Company, including any
                                             affiliate of the Company, to leave
                                             his/her employment with the
                                             Company. Nothing herein shall
                                             prevent Employee's acquiring, for
                                             investment purposes, equity
                                             interests in any such business or
                                             enterprise so long as (i) no such
                                             equity interest exceeds five
                                             percent (5%) of the investee's
                                             business or enterprise's equity and
                                             (ii) Employee does not have any
                                             relationship with such investee's
                                             business or enterprise that is
                                             otherwise restricted by this
                                             paragraph.



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
                                 b)    If Employee is terminated "for cause,"
                                       Employee shall not, during the term of
                                       this Agreement and for a period of TWELVE
                                       (12) MONTHS after such termination,
                                       solicit any employee of the Company,
                                       including any affiliate of the Company,
                                       to leave his/her employment with the
                                       Company.

               (b) Remedies For Breach. The parties hereto recognize that the services to be rendered under this Agreement by Employee are of a special and unique character; and in the event the Employee shall violate any of the restrictions set forth in this Section 17, then Company may, in any court of competent jurisdiction, obtain damages for any breach of this Agreement, enforce the specific performance hereof, or enjoin Employee from performing any prohibited act hereunder. Nothing herein contained shall be construed to prevent Company's election of any such remedy in law or in equity in the event of the breach of this Section 17 by Employee.

               (c)   Judicial Modification and Severability. If any provision of
                     Section 17 shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein. In the event the terms of this Section 17 relating to duration, subject matter, or territory shall be declared by a court of competent jurisdiction to exceed the maximum duration, subject matter, or territory, such court deems reasonable and enforceable, then the provision(s) deemed unenforceable shall be amended to reflect the maximum duration, subject matter or territory which shall be enforceable.

         18. APPLICABLE LAW. This Agreement is subject to and not in abrogation of the applicable laws of the United States of America and shall be construed and enforced in accordance with the laws of the State of Tennessee.

         19. INDEMNITY. To the extent permitted by law and the Company's charter and bylaws, the Company will indemnify the Employee against any claim or liability including, but not limited to, any claim regarding the use by Company or any affiliate of the Employee's name or likeness and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Employee performed or made in good faith on behalf of the Company or any affiliate pursuant to this Agreement. The Company or any affiliate will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company or an affiliate furnished, at its expense, counsel to defend the Employee; but any counsel furnished by the Company or affiliate must be reasonably satisfactory to the Employee.

         20. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and to the affiliates of the Company, and their respective heirs, successors, assigns, and personal legal representatives.

         21. SEVERABILITY. In addition to the applicability of Section 17(c) hereof, should any other provision of this Agreement be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision shall be amended by the parties hereto so as to make it valid, legally enforceable but keeping it as close to its original meaning as possible. The invalidity, illegality or unenforceability of any such provisions shall not affect, in any manner, the other provisions herein contained which shall remain in full force and effect.

         22. WAIVER. No failure by the Company or other affiliate to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified, and neither the Company nor any affiliate will waive any of its rights, except by a written instrument executed by the Company or such affiliate. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

         23. MISCELLANEOUS

               (a) Notices. All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, electronic mail, fax, or other written means of communication to the parties at their addresses set forth below, or to such other addresses and fax numbers as to which notice is given:

                        (i)      if to the COMPANY:

                                 Direct General Corporation
                                 Attention:  William Adair, CEO
                                 2813 Business Park Drive, Building I
                                 Memphis, Tennessee 38118
                                 Fax: (901) 541-3382

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

                                    WITH COPY TO:

                                    Attn: Ronald F. Wilson, General Counsel
                                    Direct General Corporation
                                    1281 Murfreesboro Road
                                    Nashville, Tennessee 37217
                                    Fax: (615) 366-3722

                           (ii)     if to the EMPLOYEE:

                                    J. Todd Hagely
                                    740 Glen Oaks Drive
                                    Franklin, Tennessee 37067

                           Notice will be deemed given on receipt.

                  (b) Headings. Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

                  (c) Merger Clause. This Agreement, its Exhibit(s), and the Confidentiality Agreement referred to in Section 16 hereof, constitute the entire agreement of the parties with respect to employment matters and supersedes any and all prior agreements or understandings between them, as related to Employee's employment. This Agreement is not intended to amend, and does not amend, any document referred to in it.

         24. ARBITRATION. Any dispute, controversy or claim arising between the parties hereto concerning the terms of this Agreement, other than with respect to Section 17 hereof, shall be determined by binding arbitration in accordance with the then-current rules and regulations promulgated by the American Arbitration Association.

         25. FURTHER ASSURANCES. The parties hereto shall execute such other and further documents, and take such further actions, as may be reasonably necessary in order to carry out the intentions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date first above written.



                                         DIRECT GENERAL CORPORATION



 /s/ Karen A. Moody                     By: /s/ Tammy R. Adair
--------------------------                  -----------------------------------
Witness:                                Name: Tammy R. Adair
                                        Title: President


                                        EMPLOYEE:


 /s/ Matthew P. McClure                 By: /s/ J. Todd Hagely
--------------------------                  -----------------------------------
Witness:                                    J. Todd Hagely

                                   EXHIBIT "A"

                     EMPLOYEE'S DUTIES AND RESPONSIBILITIES


DUTIES AND RESPONSIBILITIES OF CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENT INCLUDE THE FOLLOWING:

1. FINANCIAL PLANNING AND ACCOUNTING PRACTICES. Reports to the Chief Executive Officer and President and makes recommendations to the Company's Board of Directors, Audit Committee of the Board, Chief Executive Officer and President regarding financial planning and accounting practices for the Company and its subsidiaries. Oversees the implementation of such planning and practices as directed by the Company's Board of Directors, Audit Committee, Chief Executive Officer or President. Such responsibilities may include, but are not limited to, budgeting, forecasting, and cash flow projections of Direct General Corporation and its subsidiaries.

2. FINANCIAL OVERSIGHT. Monitors the preparation and content of the financial statements of the Company and its subsidiaries and oversees the tracking and use of the Company's assets.

3. REGULATORY REPORTING. Assists in and ensures that monthly, quarterly and annual state statutory and other regulatory reports are prepared and issued in a timely and efficient manner. Oversees implementation of all necessary and appropriate procedures to ensure accuracy and compliance with all state and federal finance, accounting and tax regulations.

4. INTERNAL CONTROLS. With the participation of the Company's management, including the Chief Executive Officer and President, oversees the design and maintenance of an effective internal control structure for financial reporting purposes.

5. REVENUE PLANNING. In consultation with the Company's Chief Executive Officer or President, makes recommendations, and, if requested, oversees the implementation of plans and strategies to increase the Company's revenues.

6. FINANCIAL ADVICE. Serves, if requested by the Company's Board of Directors, Audit Committee, Chief Executive Officer or President as advisor on financial matters and recommends appropriate strategies and courses of action.

7. ADMINISTRATION OF PERSONNEL. Supervises the Company's Controller and Treasurer and has general administrative oversight responsibility for the Company's treasury and accounting staff.

8. FINANCIAL AND SEC REPORTING AND COMPLIANCE. Oversees and assists in the preparation of all the Company's financial statements and periodic reports for financial and Securities Exchange Commission reporting purposes. Directs and ensures compliance with regulations and practices related to SEC compliance and certifications.

9. POLICY ENFORCEMENT. Assists in enforcement of the Company's policies, practices and procedures related to finance, accounting, and tax matters.

10. GENERAL BUSINESS ACTIVITIES. Assists and advises, if requested by the Chief Executive Officer or President, in planning, organizing, implementing, and controlling the Company's general business objectives and activities.

11. SECONDARY AND DEVELOPING RESPONSIBILITIES. Although Employee's primary activities shall be focused on the foregoing list of duties and responsibilities, as the business needs of the Company grow and develop, and as requested by the Board of Directors, the Chief Executive Officer or President, Employee may be asked to perform other duties and responsibilities for the Company and its subsidiaries that are not currently foreseen and not specifically identified on this Exhibit "A", but that nevertheless are consistent with the role of Chief Financial Officer and/or Senior Vice President.



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